Exhibit (a)(5)(M)

Case 1:19-cv-01003-UNA Document 1 Filed 05/30/19 Page 1 of 18 PageID #: 1 IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE C.A. No: JURY TRIAL DEMANDED COMPLAINT FOR VIOLATIONS OF THE FEDERAL SECURITIES LAWS Plaintiff Thomas O’Shea (“Plaintiff”), by Plaintiff’s undersigned attorneys, for Plaintiff’s complaint against Defendants (defined below), alleges the following based upon personal knowledge as to Plaintiff and Plaintiff’s own acts, and upon information and belief as to all other matters, based upon, inter alia, the investigation conducted by and through Plaintiff’s attorneys. NATURE OF THE ACTION 1. This is an action against Smart & Final Stores, Inc. (“Smart & Final” or the “Company”) and its Board of Directors (the “Board” or the “Individual Defendants”) for violations of Sections 14(e), 14(d)(4), and 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), 15 U.S.C. §§ 78n(e), 78n(d)(4), and 78t(a), and Rule 14d-9 promulgated thereunder by SEC, 17 C.F.R. § 240.14d-9, in connection with Apollo Global Management, LLC’s (“Apollo”) affiliates’ proposed acquisition of Smart & Final (the “Proposed Transaction”). 1 THOMAS O’SHEA, Plaintiff, v. SMART & FINAL STORES, INC., DAVID G. HIRZ, DAVID B. KAPLAN, NORMAN H. AXELROD, ANDREW A. GIANCAMILLI, DENNIS T. GIES, PAUL N. HOPKINS, ELAINE K. RUBIN, JOSEPH S. TESORIERO, and KENNETH I. TUCHMAN, Defendants.

Case 1:19-cv-01003-UNA Document 1 Filed 05/30/19 Page 2 of 18 PageID #: 2 JURISDICTION AND VENUE 2. The claims asserted herein arise under and pursuant to Sections 14(e), 14(d)(4), and 20(a) of the Exchange Act (15 U.S.C. §§ 78n(e), 78n(d)(4), and 78t(a)) and Rule 14d-9 promulgated thereunder by the SEC (17 C.F.R. § 240.14d-9). 3. This Court has jurisdiction over the subject matter of this action pursuant to 28 U.S.C. § 1331, and Section 27 of the Exchange Act, 15 U.S.C. § 78aa. 4. Venue is proper in this District pursuant to 28 U.S.C. § 1391(b) and Section 27 of the Exchange Act (15 U.S.C. § 78aa) as the Company is incorporated in this District and a substantial portion of the transactions and wrongs complained of herein occurred and/or had a substantial effect in this District. 5. In connection with the acts, conduct and other wrongs alleged in this complaint, Defendants, directly or indirectly, used the means and instrumentalities of interstate commerce, including but not limited to, the United States mails, interstate telephone communications and the facilities of the national securities exchange. PARTIES 6. Plaintiff is, and has been at all relevant times hereto, an owner of Smart & Final’s common stock. 7. Defendant Smart & Final operates as a food retailer in the United States. Smart & Final is incorporated in Delaware with principal executive offices located in Commerce, California. Smart & Final’s common stock trades on the New York Stock Exchange under the ticker symbol, “SFS.” 8. Defendant David G. Hirz (“Hirz”) is President, Chief Executive Officer, and a director of the Company. 2

Case 1:19-cv-01003-UNA Document 1 Filed 05/30/19 Page 3 of 18 PageID #: 3 9. Defendant David B. Kaplan (“Kaplan”) is Chairman of the Board and a director of the Company. Defendant Kaplan is a Co-Founder of Ares Management Corporation (“Ares”), which is an affiliate of the entities which collectively own a significant amount of the Company’s shares—Ares Corporate Opportunities Fund III, L.P. and Ares Corporate Opportunities Fund IV, L.P. 10. Defendant Norman H. Axelrod (“Axelrod”) is a director of the Company. 11. Defendant Andrew A. Giancamilli (“Giancamilli”) is a director of the Company. 12. Defendant Dennis T. Gies (“Gies”) is a director of the Company. He is a Principal in the Private Equity Group of Ares. 13. Defendant Paul N. Hopkins (“Hopkins”) is a director of the Company. 14. Defendant Elaine K. Rubin (“Rubin”) is a director of the Company. 15. Defendant Joseph S. Tesoriero (“Tesoriero”) is a director of the Company. 16. Defendant Kenneth I. Tuchman (“Tuchman”) is a director of the Company 17. Defendants Hirz, Kaplan, Axelrod, Giancamilli, Gies, Hopkins, Rubin, Tesoriero, and Tuchman are collectively referred to herein as the “Individual Defendants.” 18. Defendants Smart & Final and the Individual Defendants are collectively referred to herein as the “Defendants.” SUBSTANTIVE ALLEGATIONS A. Background 19. The Company was owned by funds managed by affiliates of Apollo from 2007 to 2012. 20. In November 2012, affiliates of Ares purchased the Company from Apollo. 3

Case 1:19-cv-01003-UNA Document 1 Filed 05/30/19 Page 4 of 18 PageID #: 4 21. In 2014, the Company completed an initial public offering, whereby affiliates of Ares continued to own a substantial interest in the Company’s common stock. B. The Proposed Transaction 22. On April 16, 2019, Smart & Final issued a press release announcing its definitive merger agreement with certain investment funds managed by affiliates of Apollo. Pursuant to the terms of the merger agreement, the investment funds managed by affiliates of Apollo will acquire all of the outstanding shares of Smart & Final’s common stock for $6.50 per share in cash (the “Tender Offer”). The Tender Offer is scheduled to expire on June 17, 2019 (the “Expiration Date”). The press release stated, in pertinent part: Smart & Final Agrees to be Acquired by Funds Managed by Affiliates of Apollo Global Management - Cash Price of $6.50 per share Represents Total Valuation of $1.12 billion - Majority Shareholder Ares Management Supports Transaction - Apollo Funds Look Forward to Dynamic Long-Term Growth, Continuing Smart & Final History Since 1871 NEWS PROVIDED BY Smart & Final Stores, Inc. Apr 16, 2019, 17:21 ET COMMERCE, Calif. and NEW YORK, April 16, 2019 /PRNewswire/ --Smart & Final Stores, Inc. (NYSE: SFS) (“Smart & Final” or “Company”), a leading value-oriented food and everyday staples retailer, today announced that it has entered into a definitive merger agreement with certain investment funds (“Apollo Funds”) managed by affiliates of Apollo Global Management, LLC (together with its consolidated subsidiaries, “Apollo”) (NYSE: APO), a leading global alternative investment manager, pursuant to which the Apollo Funds will acquire all the outstanding shares of Smart & Final’s common stock for $6.50 per share in cash. * * * “We are pleased to fully support this transaction and we would like to thank the Smart & Final management team for its strong commitment and execution over the past seven years,” said David Kaplan, Smart & Final’s Chairman of the Board and Co-Founder of Ares Management. “We wish the management team and employees continued success under new ownership.” 4

Case 1:19-cv-01003-UNA Document 1 Filed 05/30/19 Page 5 of 18 PageID #: 5 Andrew Jhawar, Senior Partner and Head of the Consumer and Retail Group at Apollo said, “We are very excited for our funds to be re-acquiring Smart & Final and expect to leverage Apollo’s deep expertise and history of success in food retail to support the Company as it embarks on its next chapter. The unique differentiation and strong value proposition of both the Smart & Final and Smart Foodservice banners are evident to us and we welcome the opportunity to augment and enhance the experience for the Company’s household and business customers. We look forward to working with the management team as well as the over 12,000 team members to capitalize on the Company’s position in the marketplace.” Smart & Final was previously owned by funds managed by affiliates of Apollo from 2007 to 2012 before its sale to Ares Management, L.P. in November 2012. Additional Transaction Details The transaction will be completed through an all-cash tender offer. The Smart & Final Board of Directors unanimously recommends that Smart & Final stockholders tender their shares in the offer. The transaction, which is expected to close by the third quarter of 2019, is conditioned upon satisfaction of the minimum tender condition which requires that shares representing more than 50 percent of the Company’s common shares be tendered, the receipt of approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, Mexican competition law approval, and other customary closing conditions. The Company’s major stockholders, affiliates of Ares Management, representing a majority of the outstanding shares have entered into a Tender and Support Agreement committing them to tender their shares into the tender offer. The transaction has fully committed financing in place. Upon completion of the transaction, Smart & Final will be a privately held portfolio company of the Apollo Funds, and Smart & Final’s ordinary shares will no longer be listed on the New York Stock Exchange. 23. On May 14, 2019, Smart & Final filed with the SEC a Schedule 14D-9 Solicitation/Recommendation Statement under Section 14(d)(4) of the Exchange Act (the “Solicitation Statement”) in connection with the Proposed Transaction. C. The Solicitation Statement Contains Materially False and Misleading Statements and Omissions 24. The Solicitation Statement, which recommends that Smart & Final shareholders tender their shares to affiliates of Apollo in connection with the Proposed Transaction, omits and/or 5

Case 1:19-cv-01003-UNA Document 1 Filed 05/30/19 Page 6 of 18 PageID #: 6 misrepresents material information concerning: (i) Smart & Final’s financial projections; (ii) the valuation analyses prepared by Smart & Final’s financial advisors, Jefferies LLC (“Jefferies”) and Centerview Partners LLC (“Centerview”), in support of their fairness opinions of the Proposed Transaction; (iii) potential conflicts of interest involving Centerview; and (iv) Smart & Final’s insiders’ potential conflicts of interest in the Proposed Transaction. 25. The omission of the material information (referenced below) renders the Solicitation Statement false and misleading. 26. The Tender Offer is scheduled to expire at “5:00 p.m. New York City Time, on June 17, 2019.” It is imperative that the material information that was omitted from the Solicitation Statement be disclosed to the Company’s shareholders prior to the Expiration Date to enable them to make an informed decision as to whether to tender their shares. Plaintiff seeks to enjoin Defendants from closing the Tender Offer or the Proposed Transaction unless and until the material misstatements and omissions (referenced below) are remedied. In the event the Proposed Transaction is consummated, Plaintiff seeks to recover damages resulting from Defendants’ misconduct. 1. Material Omissions Concerning Smart & Final’s Financial Projections 27. The Solicitation Statement omits material information concerning Smart & Final’s financial projections. 28. The Solicitation Statement references “certain unaudited prospective financial information for the fiscal years 2019 through 2023” (the “Management Projections”) which were prepared by Smart & Final’s management. The Management Projections were provided to and utilized by the Company’s Board in connection with approving the Proposed Transaction, the Strategic Review Committee of the Board (the “Committee”) in purportedly reviewing potential 6

Case 1:19-cv-01003-UNA Document 1 Filed 05/30/19 Page 7 of 18 PageID #: 7 strategic alternatives and makings its recommendation to the Board to approve the Proposed Transaction, and the Company’s financial advisors for purposes of their financial analyses and fairness opinions. The Management Projections were prepared in September 2018 and were later updated in November 2018 based on Smart & Final management’s updated best estimates and expectations of the 2018 fiscal year financial results. 29. The Solicitation Statement, however, fails to disclose the following concerning the Management Projections: (1) all line items used to calculate EBITDA and Adjusted EBITDA; (2) a reconciliation of all non-GAAP to GAAP metrics; and (3) the September 2018 financial projections. 30. When a company discloses non-GAAP financial measures in a Solicitation Statement that were relied upon by its board of directors in recommending that shareholders tender their shares pursuant to a tender offer, the company must also disclose, pursuant to SEC Regulation G, all projections and information necessary to make the non-GAAP measures not misleading, and must provide a reconciliation (by schedule or other clearly understandable method) of the differences between the non-GAAP financial measures disclosed or released with the most comparable financial measures calculated and presented in accordance with GAAP. 17 C.F.R. § 244.100. 31. The SEC has increased its scrutiny of a company’s use of non-GAAP financial measures. Indeed, former SEC Chairwoman Mary Jo White has spoken out against the frequent use by publicly traded companies of non-GAAP financial measures: In too many cases, the non-GAAP information, which is meant to supplement the GAAP information, has become the key message to investors, crowding out and effectively supplanting the GAAP presentation. Jim Schnurr, our Chief Accountant, Mark Kronforst, our Chief Accountant in the Division of Corporation Finance and I, along with other members of the staff, have spoken out frequently about our concerns to raise the awareness of boards, management and investors. And last 7

Case 1:19-cv-01003-UNA Document 1 Filed 05/30/19 Page 8 of 18 PageID #: 8 month, the staff issued guidance addressing a number of troublesome practices which can make non-GAAP disclosures misleading: the lack of equal or greater prominence for GAAP measures; exclusion of normal, recurring cash operating expenses; individually tailored non-GAAP revenues; lack of consistency; cherry-picking; and the use of cash per share data. I strongly urge companies to carefully consider this guidance and revisit their approach to non-GAAP disclosures. I also urge again, as I did last December, that appropriate controls be considered and that audit committees carefully oversee their company’s use of non-GAAP measures and disclosures.1 32. The disclosure of Smart & Final’s projected financial information is material because it would provide Smart & Final shareholders with a basis to project the future financial performance of Smart & Final, and would allow shareholders to better understand the financial analyses performed by Jefferies and Centerview in support of their fairness opinions. Without such information, which is uniquely possessed by Smart & Final and its financial advisors, Smart & Final shareholders are unable to determine how much weight, if any, to place on Jefferies’ and Centerview’s fairness opinions in determining whether to tender their shares to affiliates of Apollo. 33. Accordingly, in order to bring the Solicitation Statement into compliance with SEC regulations, as well as to cure the materially misleading nature of the Management Projections, Defendants must provide a reconciliation table of the non-GAAP measures to the most comparable GAAP measures. The Company must also disclose the line item projections used to calculate these non-GAAP measures. Such projections are necessary to make the non-GAAP projections included in the Solicitation Statement not misleading. 34. The above-referenced omitted information, if disclosed, would significantly alter the total mix of information available to Smart & Final shareholders. 1 Mary Jo White, Keynote Address, International Corporate Governance Network Annual Conference: Focusing the Lens of Disclosure to Set the Path Forward on Board Diversity, Non-GAAP, and Sustainability (June 27, 2016), https://www.sec.gov/news/speech/chair-white-icgn-speech.html (footnotes omitted) (last visited May 29, 2019). 8

Case 1:19-cv-01003-UNA Document 1 Filed 05/30/19 Page 9 of 18 PageID #: 9 2. Material Omissions Concerning Jefferies’ and Centerview’s Financial Analyses 35. The Solicitation Statement omits material information concerning the respective analyses performed by Jefferies and Centerview, who were both retained by Smart & Final as financial advisors in connection with the Proposed Transaction. 36. The Solicitation Statement fails to disclose the individual multiples and financial metrics of each company utilized in Jefferies’ “Selected Public Companies Analysis.” 37. The Solicitation Statement fails to disclose the individual multiples and financial metrics of the companies involved in each transaction utilized in Jefferies’ “Selected Precedent Transactions Analysis.” 38. The Solicitation Statement fails to disclose the following concerning Jefferies “Discounted Cash Flow Analysis”: (1) the terminal values of the Company; and (2) the individual inputs and assumptions underlying the discount rate range of 11.0% to 12.0% and the perpetuity growth rates of 0.0% to 2.0%. 39. The Solicitation Statement states that “Jefferies observed certain additional information that was not considered part of Jefferies’ financial analysis with respect to its opinion but was noted for informational purposes, including the implied premiums paid or proposed to be paid in selected all-cash mergers and acquisition transactions announced from January 1, 2012 through April 15, 2019 with transaction values ranging from $200 million to $2.0 billion involving U.S. domiciled and publicly traded target companies…” The Solicitation Statement, however, fails to disclose the following concerning Jefferies analysis of the purported premiums paid or proposed to be paid in those transactions: (1) the transactions selected by Jefferies in its analysis and Jefferies’ rationale for using these transactions as comparable transactions to the Proposed Transaction; (2) the premiums paid or proposed to be paid in each of those transactions; and (3) 9

Case 1:19-cv-01003-UNA Document 1 Filed 05/30/19 Page 10 of 18 PageID #: 10 the individual financial metrics of the companies involved in the transactions selected by Jefferies. 40. The Solicitation Statement fails to disclose the following concerning Centerview’s “Selected Public Company Analysis”: the individual inputs and financial metrics underlying EV/NTM EBITDA Multiples for the selected companies. 41. The Solicitation Statement fails to disclose the following concerning Centerview’s “Discounted Cash Flow Analysis”: (1) the terminal values of the Company; and (2) the individual inputs and assumptions underlying the discount rates ranging from 8.25% to 10.25% and the perpetuity growth rates of 1.5% to 2.5%. 42. The Solicitation Statement fails to disclose the following concerning the “Other Factors” Centerview relied upon in rendering its opinion: (1) the individual stock price targets for the Company and the sources thereof. 43. The valuation methods, underlying assumptions, and key inputs used by Jefferies and Centerview in rendering their purported fairness opinions must be fairly disclosed to Smart & Final shareholders. The descriptions of the fairness opinions and analyses of Jefferies and Centerview, however, fail to include key inputs and assumptions underlying those analyses. Without the information described above, Smart & Final shareholders are unable to fully understand Jefferies and Centerview’s fairness opinions and analyses, and are thus unable to determine how much weight, if any, to place on it in determining whether to tender their shares to Apollo’s affiliates. 44. The above-referenced omitted information, if disclosed, would significantly alter the total mix of information available to Smart & Final shareholders. 3. Material Omissions Concerning Centerview’s Potential Conflicts of Interest 45. The Solicitation Statement omits material information concerning potential 10

Case 1:19-cv-01003-UNA Document 1 Filed 05/30/19 Page 11 of 18 PageID #: 11 conflicts of interest involving Centerview. 46. The Solicitation Statement fails to disclose the nature of the services Centerview is providing or has provided to the portfolio companies of Ares,2 as well as the amount of compensation Centerview will receive or has received for providing such services. This information is material, as Defendant Kaplan is a Co-Founder, Director and Partner of Ares. Further, Defendant Gies is a Principal in the Ares Private Equity Group. 47.The Solicitation Statement fails to disclose the timing and nature of the services Centerview provided to Hexion Inc., an affiliate of First Street Parent, Inc. (“Parent”). This information is material as Parent is the parent company of First Street Merger Sub, Inc., the offeror of the tender offer for Smart & Final. Parent is controlled by certain equity funds managed by a subsidiary of Apollo. 48. The Solicitation Statement fails to disclose the timing and nature of the services Centerview provided or is currently providing to the financial creditor groups or ad hoc creditor committees of which one or more affiliates of Ares and/or Apollo is a member, as well as the amount of compensation Centerview has received or will receive for providing such services. 49. The Solicitation Statement fails to disclose the amount of compensation Centerview received for providing “services to a committee of independent members of the Board of Directors of Caesars Entertainment Corporation, a publicly traded portfolio company of Apollo-managed funds and TPG Capital, LP . . . in connection with a merger transaction with Caesars Acquisition Corporation, another publicly traded portfolio company of Apollo-managed funds and TPG, and other matters[.]” 2 Ares Management Corporation was formerly known as Ares Management, L.P. before the announcement of its name change on November 26, 2018. 11

Case 1:19-cv-01003-UNA Document 1 Filed 05/30/19 Page 12 of 18 PageID #: 12 50. Disclosure of a financial advisor’s compensation and potential conflicts of interest to shareholders is required due to their central role in the evaluation, exploration, selection, and implementation of strategic alternatives and the rendering of any fairness opinions. Disclosure of a financial advisor’s potential conflicts of interest may inform shareholders on how much weight to place on that analysis. 51.The omission of the above-referenced information renders the Solicitation Statement materially incomplete and misleading. This information, if disclosed, would significantly alter the total mix of information available to Smart & Final shareholders. 4. Material Omissions Concerning Smart & Final’s Insiders Potential Conflicts of Interest 52. The Solicitation Statement omits material information concerning potential conflicts of interest involving Smart & Final’s insiders. 53. In connection with the Proposed Transaction, certain key employees and executive officers of the Company stand to receive significant transaction bonuses and awards. 54. The Solicitation Statement, however, fails to disclose the timing and nature of all discussions regarding the transaction bonuses to be received by the Company’s executive officers and employees in connection with the Proposed Transaction, and awards to Defendant Hirz, as well as who participated in all such discussions. 55. This information is necessary for shareholders to understand potential conflicts of interest of management and the Board. Such information may illuminate the motivations that would prevent fiduciaries from acting solely in the best interests of the Company’s shareholders 56. The above-referenced omitted information, if disclosed, would significantly alter the total mix of information available to Smart & Final shareholders. 12

Case 1:19-cv-01003-UNA Document 1 Filed 05/30/19 Page 13 of 18 PageID #: 13 COUNT I For Violations of Section 14(e) of the Exchange Act Against All Defendants 57. Plaintiff repeats and re-alleges each and every allegation contained in the foregoing paragraphs as if fully set forth herein. 58. Section 14(e) of the Exchange Act states, in relevant part: It shall be unlawful for any person to make any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading . . . in connection with any tender offer or request or invitation for tenders[.] 59. During the relevant period, Defendants, individually and in concert, directly or indirectly, disseminated or approved the false and misleading Solicitation Statement specified above, which failed to disclose material facts necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, in violation of Section 14(e) of the Exchange Act. 60.Each of the Individual Defendants, by virtue of their positions within the Company as officers and/or directors, were aware of materially false and/or misleading and/or omitted information but failed to disclose such information, in violation of Section 14(e) of the Exchange Act. Defendants, by use of the mails and means and instrumentalities of interstate commerce, solicited and/or permitted the use of their names to file and disseminate the Solicitation Statement with respect to the Proposed Transaction. 61. The false and misleading statements and omissions in the Solicitation Statement are material in that a reasonable shareholder would consider them important in deciding whether to tender their shares in connection with the Proposed Transaction. 62. Defendants acted knowingly or with deliberate recklessness in filing or causing the filing of the materially false and misleading Solicitation Statement. 13

Case 1:19-cv-01003-UNA Document 1 Filed 05/30/19 Page 14 of 18 PageID #: 14 63. By reason of the foregoing, Defendants violated Section 14(e) of the Exchange Act. 64. Because of the false and misleading statements in the Solicitation Statement, Plaintiff is threatened with irreparable harm. COUNT II For Violations of Section 14(d)(4) of the Exchange Act and Rule 14d-9 Promulgated Thereunder Against All Defendants 65. Plaintiff repeats and re-alleges each and every allegation contained in the foregoing paragraphs as if fully set forth herein. 66. Defendants caused the Solicitation Statement to be issued with the intent to solicit shareholder support for the Proposed Transaction. 67.Section 14(d)(4) of the Exchange Act and SEC Rule 14d-9 promulgated thereunder require full and complete disclosure in connection with tender offers. Specifically, Section 14(d)(4) states, in relevant part: Any solicitation or recommendation to the holders of such a security to accept or reject a tender offer or request or invitation for tenders shall be made in accordance with such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors. 68. SEC Rule 14d-9(d), adopted to implement Section 14(d)(4) of the Exchange Act, states, in relevant part: Any solicitation or recommendation to holders of a class of securities referred to in section 14(d)(1) of the Act with respect to a tender offer for such securities shall include the name of the person making such solicitation or recommendation and the information required by Items 1 through 8 of Schedule 14D-9 (§ 240.14d-101) or a fair and adequate summary thereof[.] 69. In accordance with SEC Rule 14d-9, Item 8 of Schedule 14D-9 requires that a company: 14

Case 1:19-cv-01003-UNA Document 1 Filed 05/30/19 Page 15 of 18 PageID #: 15 Furnish such additional material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not materially misleading. 70. During the relevant period, Defendants, individually and in concert, directly or indirectly, disseminated or approved the false and misleading Solicitation Statement specified above, which failed to disclose material facts necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, in violation of Section 14(d)(4) of the Exchange Act and SEC Rule 14d-9. 71.Each of the Individual Defendants, by virtue of their positions within the Company as officers and/or directors, were aware of materially false and/or misleading and/or omitted information but failed to disclose such information, in violation of Section 14(d)(4) of the Exchange Act and SEC Rule 14d-9. Defendants, by use of the mails and means and instrumentalities of interstate commerce, solicited and/or permitted the use of their names to file and disseminate the Solicitation Statement with respect to the Proposed Transaction. 72. Defendants acted knowingly or with deliberate recklessness in filing the materially false and misleading Solicitation Statement which omitted material information. 73. The false and misleading statements and omissions in the Solicitation Statement are material in that a reasonable shareholder would consider them important in deciding whether to tender their shares in connection with the Proposed Transaction. COUNT III Violations of Section 20(a) of the Exchange Act Against the Individual Defendants 74. Plaintiff repeats and re-alleges each and every allegation contained in the foregoing paragraphs as if fully set forth herein. 75. The Individual Defendants acted as control persons of the Company within the meaning of Section 20(a) of the Exchange Act as alleged herein. By virtue of their senior positions 15

Case 1:19-cv-01003-UNA Document 1 Filed 05/30/19 Page 16 of 18 PageID #: 16 as officers and/or directors of the Company and participation in and/or awareness of the Company’s operations and/or intimate knowledge of the false statements contained in the Solicitation Statement filed with the SEC, they had the power to and did influence and control, directly or indirectly, the decision-making of the Company, including the content and dissemination of the false and misleading Solicitation Statement. 76. Each of the Individual Defendants was provided with or had unlimited access to copies of the Solicitation Statement and other statements alleged by Plaintiff to be misleading prior to and/or shortly after these statements were issued and had the ability to prevent the issuance of the statements or cause the statements to be corrected. As officers and/or directors of a publicly owned company, the Individual Defendants had a duty to disseminate accurate and truthful information with respect to the Solicitation Statement, and to correct promptly any public statements issued by the Company which were or had become materially false or misleading. 77. In particular, each of the Individual Defendants had direct and supervisory involvement in the operations of the Company, and, therefore, is presumed to have had the power to control or influence the particular transactions giving rise to the securities violations as alleged herein, and exercised the same. The Individual Defendants were provided with or had unlimited access to copies of the Solicitation Statement and had the ability to prevent the issuance of the statements or to cause the statements to be corrected. The Solicitation Statement at issue contains the unanimous recommendation of the Individual Defendants to approve the Proposed Transaction. Thus, the Individual Defendants were directly involved in the making of the Solicitation Statement. 78. In addition, as the Solicitation Statement sets forth at length, and as described herein, the Individual Defendants were involved in negotiating, reviewing, and approving the 16

Case 1:19-cv-01003-UNA Document 1 Filed 05/30/19 Page 17 of 18 PageID #: 17 Proposed Transaction. The Solicitation Statement purports to describe the various issues and information that they reviewed and considered—descriptions which had input from the Individual Defendants. 79. By virtue of the foregoing, the Individual Defendants have violated Section 20(a) of the Exchange Act. 80. As set forth above, the Individual Defendants had the ability to exercise control over and did control a person or persons who have each violated Sections 14(e), 14(d)(4), and Rule 14d-9 promulgated thereunder, by their acts and omissions as alleged herein. By virtue of their positions as controlling persons, the Individual Defendants are liable pursuant to Section 20(a) of the Exchange Act. As a direct and proximate result of Defendants’ conduct, Company shareholders will be irreparably harmed. PRAYER FOR RELIEF WHEREFORE, Plaintiff prays for judgment and relief as follows: A. Preliminarily and permanently enjoining Defendants and all persons acting in concert with them from proceeding with, consummating, or closing the Proposed Transaction and the Tender Offer in connection with the Proposed Transaction, unless and until Defendants disclose and disseminate the material information identified above to the Company’s shareholders; B. In the event Defendants consummate the Proposed Transaction, rescinding it and setting it aside or awarding Plaintiff rescissory damages; C. Declaring that Defendants violated Sections 14(e), 14(d)(4), and 20(a) of the Exchange Act, and Rule 14d-9 promulgated thereunder; D. Awarding Plaintiff reasonable costs and expenses incurred in this action, including counsel fees and expenses and expert fees; and 17

Case 1:19-cv-01003-UNA Document 1 Filed 05/30/19 Page 18 of 18 PageID #: 18 E. Granting such other and further relief as the Court may deem just and proper. JURY TRIAL DEMANDED Plaintiff hereby demands a trial by jury. Dated: May 30, 2019 Respectfully submitted, Of Counsel FARNAN LLP Zachary Halper Daniel Sadeh HALPER SADEH LLP 375 Park Avenue, Suite 2607 New York, NY 10152 Telephone: (212) 763-0060 Facsimile: (646) 776-2600 Email: zhalper@halpersadeh.com Email: sadeh@halpersadeh.com /s/ Michael J. Farnan Brian E. Farnan (Bar No. 4089) Michael J. Farnan (Bar No. 5165) 919 N. Market Street, 12th Floor Wilmington DE 19801 Telephone: (302) 777-0300 Facsimile: (302) 777-0301 Email: bfarnan@farnanlaw.com Email: mfarnan@farnanlaw.com Counsel for Plaintiff 18